Exhibit 99.1

Immune Therapeutics, Inc. Announces Appointment of New Director and Acceptance of Election by Director

Orlando, Florida and Dublin, Ireland, January 20, 2015 – Immune Therapeutics, Inc. (IMUN), a specialty pharmaceutical company involved in the manufacture, commercialization, distribution and marketing of novel, patented therapies to combat chronic, life-threatening diseases through the activation and modulation of the body’s immune system, today announced that Vincent Butta, a new director appointed to fill a vacancy, and Edward Teraskiewicz, a director elected at the 2014 Annual Meeting of Shareholders, joined the Board on January 13, 2015.

Ms. Noreen Griffin, Chief Executive Officer of Immune Therapeutics, stated, "We are very excited to bring on these new board members as this allows us to begin to make the changes we promised at our annual meeting. We believe these people bring the changes necessary to advance the company to the next level.”

Vincent Butta was appointed by the Board of Directors on January 13, 2015 to fill a vacancy on the Board. Mr. Butta is a visionary executive business leader with a 30-year track record in Operations, Executive Management, Technology, Supply Chain Management, Marketing, Sales Management, Brand Creation, Licensing, Digital and Social Media, and Strategic Planning.

Mr. Butta while President effectively rescued ADC (a worldwide in-store marketing, manufacturing and distribution operation employing 400 people), growing the company from $2 million in negative EBIT to over $117 million in sales and $17 million in EBIT in 4 years. ADC became the largest in-store POP marketing company in the US with over 500,000 square feet of dedicated FDA approved manufacturing and distribution assets employing 400 people worldwide.

Mr. Butta was instrumental in the creation and roll out of Sephora stores worldwide, the launch and roll out of key OTC switch products for Pfizer, Novartis, J&J, Smith Kline, Warner Lambert, and others as well as the creation and roll out of over 60 new health and wellness products including beauty/skincare/cosmetic brands.

Mr. Butta has launched over 400 consumer products for companies such as P&G, J&J, Reebok, Revlon, L'Oreal, SK, Gillette, Pepsi and many others. As CEO of Superstock, he helped build and operate one of the largest digital Stock photography sales and on-line web distribution companies.

Mr. Butta was responsible for reinventing the beauty category for Target Stores; resulting in a 12% department sales increase with a revamp of the beauty department. While Executive Vice President for Steve & Barry’s, he created and launched apparel and accessory brands Bitten by Sara Jessica Parker, Starbury by Stephon Marbury, Dear by Amanda Bynes and other celeb based apparel lines. Mr. Butta secured over 450 licensing agreements with actors/celebrities, global brands and sports figures and developed product lines that grew Steve and Barry’s retail business from $260 Million to $700+ million in 4 years.

Highlights in Mr. Butta’s professional background include:

As Chief Executive Officer and Director of EMT (a mobile technology platform), Mr. Butta led the turn around and pivot of the company, a complete revamp of operations, the reposition of the technology to include intelligence, marketing, research and promotion and managed the implementation of several key acquisitions.

As President of Dashing Diva, a global spa franchise, Mr. Butta helped create, launch and rollout the high end franchised spa concept into the global markets as well as strategic department store and specialty store distribution.  The roll out included creation of a freestanding store concept, a full line of nail and beauty products, mini and pop up store environments, global distribution, and US/global franchising.

Mr. Butta holds a Bachelor of Arts in Marketing and Advertising from Pepperdine University.

“Having survived prostate cancer and seeing the incredible benefits of LDN and the overall business model and focus the Immune Therapeutics team has put together, I am very excited to both help the business fulfill its goals and be a part of its growth and success going forward,” said Mr. Butta. “To be able to build a business and at the same time help people with very serious diseases is a great honor and pleasure.”

Edward Teraskiewicz was elected to the Board of Directors at the 2014 Annual Meeting of Shareholders and accepted this election, and commenced his role as a director, on January 13, 2015.

Edward Teraskiewicz has over 35 years of financial services experience. From 1992 to 2004, Mr. Teraskiewicz was 50% owner Co-Founder, Chief Executive Officer and Director of Prebon Yamane International Limited, one of the world’s preeminent money brokerage firms, with over 1700 employees in 17 cities around the world with revenue over $500,000,000 annually. Mr. Teraskiewicz, having retired from daily operations at the end of 1994, continued his involvement with Prebon Yamane as a member of the Board of Directors of Fulton Prebon Group U.K., the holding company which owns the money brokerage business, until October 2004, at which time he resigned from the Board upon a merger with Collins, Steward, Tullett.

Since 2004, Mr. Teraskiewicz has been overseeing and managing various residential real estate development projects and has been an investor in numerous other projects in the music and financial industry.

Mr. Teraskiewicz is a graduate of the American Institute of Banking, having commenced his career as a trainee at Citibank in 1964. In 1970, he joined Mabon, Nugent & Co., a New York Stock Exchange member firm, where he advanced to the rank of Senior General Partner. Mr. Teraskiewicz is an experienced investor, having developed several residential subdivisions and luxury estate home projects in the US, as well as pursuing other transactions around the world.

“It is with great pleasure that I am joining this Board in so far as I believe that Low Dose Naltrexone is a wonderful compound, and am excited to be at the forefront of LDN being made available worldwide,” said Mr. Teraskiewicz. “I personally take LDN and look forward to our educating the world about the benefits of using LDN, MENK and other products and therapies that we will be providing in the near future. These products, besides benefitting people, should also bring revenue opportunities to the bottom line of the company as we go forward.”

Two of the board members elected at the 2014 Annual Meeting of Shareholders, Roger Bozarth and Joel Yanowitz, will not join the board in January as agreed as Immune Therapeutics has not yet purchased D&O insurance; however, the company expects that Mr. Bozarth will work with the company in an advisory capacity. Jay Goldstein, a director that was also elected at the 2014 Annual Meeting, was unable to accept his election to the Board as a new position taken by Mr. Goldstein limits his ability to take outside board seats.

About Immune Therapeutics, Inc.

We are a biotechnology company working to combat chronic, life-threatening diseases through the activation and modulation of the body's immune system using our patented immunotherapy. Our products and immunotherapy technologies are designed to harness the power of the immune system to improve the treatment of cancer, infections such as HIV/AIDS, chronic inflammatory diseases, and autoimmune diseases.

Our proprietary technology, therapies and patents include the treatment of a wide range of cancers. Our most advanced clinical programs involve immunotherapy with met-enkephalin (MENK) (sometimes referred to as opioid growth factor) and our Low Dose Naltrexone product (LDN) or Lodonal™, which have been shown to stimulate the immune system even in patients with advanced cancer.

Even though management considers any condition that results in altered-immune response a target for investigation, we will most likely pursue additional investigations for MENK and LDN as valuable candidates in the treatment of autoimmune states such as rheumatoid arthritis and multiple sclerosis; as an adjunct in cancer patients undergoing chemotherapy, radiation treatments or surgery; and as a complement to antibiotics in the treatment of a variety of infectious diseases, including patients with HIV/AIDS, in combination with retroviral drug therapy.

About Airmed Biopharma Limited

Airmed Biopharma Limited, our Irish subsidiary, is our pharmaceutical sales division and is responsible for servicing sales orders for Lodonal™ in countries where we have received sales approval in Latin America and Africa.

About TNI BioTech International, Ltd.

TNI BioTech International, Ltd., a BVI company and our subsidiary, is responsible for managing our international distribution.

About Cytocom, Inc.

Cytocom, Inc. is a biotechnology company that will initially focus on developing LDN (Lodonal™) and MENK in the investigation of unmet medical needs in the areas of oncological and inflammatory diseases.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release and the statements of our management, representatives and partners and our subsidiaries related thereto include various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. Statements containing expressions such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" used in this press releases and in our filings with the Securities and Exchange Commission as well as Disclosure Statements and Reports filed with the Over The Counter Markets through the OTC Disclosure and News Service are intended to identify forward-looking statements. All forward-looking statements involve assumptions and significant risks and uncertainties. Readers are cautioned that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release, and thus readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. Actual results may differ significantly from those set forth in the forward-looking statements. We undertake no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

For further information, please see http://www.tnibiotech.com

Contact: Dennis S. Dobson, 203-258-0159

SOURCE Immune Therapeutics, Inc.